UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018 (December 10, 2018)

First Data Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Liberty Street, 29th Floor New York, New York 10281	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (800) 735-3362

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03                                           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2018, First Data Corporation (First Data) filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire 74,577,965 shares of its Class B Common Stock, par value $0.01 per share (Class B Common Stock). All 74,577,965 shares of Class B Common Stock were converted into shares of Class A Common Stock, par value $0.01 per share, of First Data (Class A Common Stock) during the past year, the majority of which were converted as a result of First Data’s secondary offering priced on August 13, 2018. First Data’s Amended and Restated Certificate of Incorporation requires that any shares of Class B Common Stock that are converted into shares of Class A Common Stock be retired and may not be reissued.

Effective upon filing, the Certificate of Retirement amended First Data’s Amended and Restated Certificate of Incorporation to reduce the total number of authorized shares of capital stock of the First Data by 74,577,965 shares. The total number of authorized shares of First Data is now 2,148,269,789, shares, consisting of 1,600,000,000 shares designated Class A Common Stock, 448,269,789 shares designated Class B Common Stock, and 100,000,000 shares designated preferred stock, $0.01 par value per share. A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 The following is a list of the Exhibits filed with this report.

Exhibit Number	Description of Exhibit

3.1	Certificate of Retirement of 74,577,965 shares of Class B Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: December 12, 2018	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary